As filed with the Securities and Exchange Commission on March 24, 2005.
Registration No. 2-96361

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 3
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HEWLETT-PACKARD COMPANY
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1081436 (I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, California 94304
(Address of Principal Executive Offices)(Zip Code)

Hewlett-Packard Company
1985 Incentive Compensation Plan
(Full Title of the Plan)

ANN O. BASKINS
Senior Vice President, General Counsel and Secretary
3000 Hanover Street, Palo Alto, California 94304
(Name and address of agent for service)

(650) 857-1501
(Telephone Number, including area code, of agent for service)

EXPLANATORY STATEMENT: DEREGISTRATION OF SHARES

        Effective as of July 28, 2004, Hewlett-Packard Company (“Registrant”) terminated its Hewlett-Packard Company 1985 Incentive Compensation Plan, as amended (the “Plan”), and there were no outstanding awards under the Plan. This Post-Effective Amendment No. 3 to Registrant’s Registration Statement on Form S-8 (File No. 2-96361), filed with the Securities and Exchange Commission on March 11, 1985,  is filed to deregister 5,689,476 shares previously registered on such Form S-8 that remain unsold at the termination of the Plan.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 24th day of March, 2005.

HEWLETT-PACKARD COMPANY
By: /s/ Charles N. Charnas
Charles N. Charnas Vice President, Deputy General Counsel and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 has been signed below by the following persons on behalf of Registrant in the capacities and on the dates indicated.

Signature	Title	Date

 /s/ Robert P. Wayman
Robert P. Wayman

 /s/ Jon E. Flaxman
Jon E. Flaxman

 /s/ Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.

 /s/ Patricia C. Dunn
Patricia C. Dunn

 /s/ Richard A. Hackborn
Richard A. Hackborn

 /s/ George A. Keyworth II
Dr. George A. Keyworth II

 /s/ Robert E. Knowling, Jr.
Robert E. Knowling, Jr.

Thomas J. Perkins

 /s/ Robert L. Ryan
Robert L. Ryan

 /s/ Lucille S. Salhany
Lucille S. Salhany	Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)

Senior Vice President and Controller
(Principal Accounting Officer)

Director

Chairperson

Director

Director

Director

Director

Director

	Director	March 22, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005 March 24, 2005